UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 15, 2024
Date of Report (Date of earliest event reported)

CONNEXA SPORTS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-41423	61-1789640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2709 N. Rolling Road, Suite 138
Windsor Mill, MD
21244
(Address of principal executive offices, including Zip Code)

(443) 407-7564
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CNXA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Share Purchase Agreement and Share Exchange Agreement

On March 18, 2024, Connexa Sports Technologies Inc. (the “Company”) entered into a share purchase agreement (the “Share Purchase Agreement”) and a share exchange agreement (the “Share Exchange Agreement,” and together with the Share Purchase Agreement, the “Agreements”) to acquire a total of 70% of the issued and outstanding ordinary shares of Yuanyu Enterprise Management Co., Limited (“YYEM”), a Hong Kong company, from the sole shareholder of YYEM, Mr. Hongyu Zhou (the “Seller”), for a combined $56 million. The consummation of the transactions contemplated in the Agreements will result in a change in control of the Company as the shareholders of YYEM will become the owners of 82.4% of the issued and outstanding shares of common stock of the Company (the “Common Stock”). As part of this transaction, as further described below under the heading of “The Separation Agreement,” the Company has agreed to sell its wholly owned subsidiary, Slinger Bag Americas Inc., to a newly established entity.

Pursuant to the Share Purchase Agreement, the Company has agreed to purchase, and the Seller has agreed to sell, 2,000 ordinary shares of YYEM, representing 20% of the issued and outstanding ordinary shares of YYEM, for the purchase price of $16,500,000 (the “Share Purchase Consideration”), payable in cash (the “Share Purchase Transaction”). The Company will pay 48% of the Share Purchase Consideration (or $8,000,000) at the closing of the Share Purchase Transaction and will pay the remaining 52% of the Share Purchase Consideration (or $8,500,000) within two weeks of the closing date of the Share Purchase Transaction. The Share Purchase Transaction closed on March 20, 2024.

Pursuant to the Share Exchange Agreement, the Company has agreed to purchase, and the Seller has agreed to sell, 5,000 ordinary shares of YYEM, representing 50% of the issued and outstanding ordinary shares of YYEM, for 162,551,440 newly issued shares of Common Stock to the Seller (the “Share Exchange Transaction,” and together with the Share Purchase Transaction, the “Transactions”). The shares are expected to represent 82.4% of the issued and outstanding shares of Common Stock as of the date of the closing of the Share Exchange Transaction.

The Share Exchange agreement provides that (i) on or prior to the closing of the Share Exchange Transaction (the “Closing”), the Company may appoint one (1) director to the board of directors of YYEM; (ii) at or after the Closing, subject to applicable rules and requirements of the Nasdaq Stock Market LLC (“Nasdaq”) and the U.S. Securities and Exchange Commission (the “SEC”), the board of directors of the Company shall comprise one director appointed by the Company and individuals designated by the Seller, and the current members of the board of directors of the Company shall resign with such resignation being effective on the later of the closing date of the Share Exchange Transaction (the “Closing Date”) or the appointment or election of the new members of the board of directors of the Company; (iii) on or before the Closing Date, the Company shall obtain approval from holders of shares of Common Stock for the Share Exchange Transaction and other matters related to the Share Exchange Transaction; (iv) on or before the Closing Date, the Company shall obtain approval from Nasdaq for a reverse stock split of the Common Stock (the “Reverse Stock Split”) at a ratio to be determined by the parties; (v) as a condition to Closing, from the date of the Share Exchange Agreement through the Closing Date, the existing shares of Common Stock shall have been continually listed on Nasdaq, and the Company shall have not received a determination from Nasdaq indicating that the Common Stock will be delisted from Nasdaq, and (vi) the Company and YYEM shall cooperate to effectuate the Reverse Stock Split, obtain approval from Nasdaq of a new listing application to be submitted to Nasdaq in connection with the Share Exchange Transaction, and provide such information as is necessary for the Company to obtain shareholder approval of the Share Exchange Transaction and other matters relating thereto.

The Share Exchange Agreement may be terminated by mutual written consent of the Company and the Seller at any time before the Closing or by either the Company or the Seller at any time before the Closing if the Share Exchange Transaction has not been consummated by the date that is 180 days from the date of the Share Exchange Agreement (the “Terminated Date”) or if any party breaches the Share Exchange Agreement with respect to the closing conditions and such breaches cannot be cured by the Termination Date. If the Share Exchange Agreement is terminated by the Company unilaterally and of its own volition other than due to the aforementioned termination conditions, the Company shall be liable for a termination fee in the amount of three times the fees and costs incurred by the Seller in connection with the Share Exchange Transaction up to a maximum amount in the aggregate of $600,000, with certain exceptions, including, but not limited to lack of SEC or Nasdaq approval or lack of approval from holders of shares of Common Stock of the Share Exchange Transaction.

As an inducement to the Company to complete the Transactions, the Agreements provide that aggregate payments of (a) $4.5 million shall be made to the Company in cash by YYEM and (b) $500,000 shall be made to NewCo (as defined under the header “The Separation Agreement”) in cash by YYEM, as follows: (i) $800,000 payable within two (2) business days of the date of the Agreements; (ii) $1,200,000 payable within three (3) business days of the Company changing its ticker symbol from “CNXA” to “YYAI,” or such other symbol as the parties may agree; (iii) $500,000 payable into an escrow account at the Closing to be deposited in an escrow account, which amount shall be held in the escrow account for a period of 30 days from the Closing Date and paid to NewCo; and (iv) $2,500,000 payable at the Closing to the Company.

The foregoing description of the terms of the Share Purchase Agreement, the Share Exchange Agreement, and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement and the Share Exchange Agreement filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

On March 21, 2024, the Company announced the signing of the Agreements. A copy of the press release announcing the signing of the Agreements is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Separation Agreement

In connection with the Share Exchange Transaction, the Company has agreed that at or prior to the Closing Date, it will enter into a separation agreement, to sell, transfer and assign all or substantially all of its legacy business, assets and liabilities related to or necessary for the operations of its “Slinger Bag” business or products (the “Legacy Business”) to a newly established entity (the “NewCo”), and that after the Closing Date, the NewCo will have the sole right to and obligations of the Legacy Business and will be liable to the Company for any losses arising from third-party claims against the Company arising from liabilities related to the Legacy Business.

Description of Business of YYEM

Established in November 2021, YYEM is based in Hong Kong and operates in the emerging love and marriage market sector. YYEM owns what the Company believes is proprietary intellectual property (IP), that the Company believes is unique to this business sector, covering YYEM’s online presence as well as its offline retail store operation. Its AI matchmaker application integrates with existing Big Data models and provides an ability to connect to other larger AI models.

A licensee partner of YYEM that is located in China operates 200 retail stores across 40 cities. One-time subscriber matchmaker fees, reaching up to $1,500, provide the subscriber with a bespoke matchmaking service, delivered through face-to-face interactions across Hand-in-Hand branded offline stores.

YYEM collected royalties of approximately $1.9 million (unaudited) in its fiscal year ended January 31, 2024. In addition, YYEM has entered into term sheets with three entities (one in Hong Kong for rights to use the IP in Japan and South Korea among other locations, one in the UK for rights to use the IP in Europe, and one in the USA for rights to use the IP in Sub-Saharan Africa), with cumulative possible revenues over the next three years of in excess of $70 million.

Additional Information and Where to Find It

In connection with the proposed Share Exchange Transaction, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED SHARE EXCHANGE TRANSACTIONS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents from the Company’s website at www.connexasports.com or by written request to the Company at 2709 N. Rolling Road, Suite 138 Windsor Mill, MD 21244.

Participants in Solicitation

YYEM and the Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed Share Exchange Transaction. Information about the Company’s directors and executive officers and their ownership of the Common Stock is set forth in the Company’s Annual Report on Form 10-K for the year ended April 30, 2023, which was filed with the SEC on September 14, 2023. The interests of the Company and its directors and executive officers with regard to the proposed Share Exchange Transaction may differ from the interests of the Company’s stockholders generally, and stockholders may obtain additional information by reading the proxy statement and other relevant documents regarding the proposed Share Exchange Transaction, when filed with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates, expectations and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described in this press release include, among others:

●	uncertainties as to the completion of the Share Exchange Transaction and the separation agreement, including the risk that one or more of the transactions may involve unexpected costs, liabilities or delays;

●	the risks associated with the Company’s relatively low public float, which may result in the Common Stock experiencing significant price volatility;

●	the possibility that competing transaction proposals may be made;

●	the effects that the announcement, pendency or consummation of the proposed Share Exchange Transaction and the separation agreement may have on the Company and its current or future business and on the price of the Common Stock;

●	the possibility that various closing conditions for the Share Exchange Agreement and the separation agreement may not be satisfied or waived, or any other required consents or approvals may not be obtained within the expected timeframe, on the expected terms, or at all, including the possibility that the Company may fail to obtain stockholder approval for the transactions contemplated by the Share Exchange Agreement;

●	the effects that a termination of the Shre Exchange Agreement may have on the Company, including the risk that the price of the Common Stock may decline significantly if the Share Exchange Transaction is not completed;

●	uncertainties regarding the Company’s focus, strategic plans and other management actions;

●	the risks associated with potential litigation related to the transactions contemplated by the Share Exchange Agreement or related to any possible subsequent financing transactions or acquisitions or investments;

●	uncertainties regarding general economic, business, competitive, legal, regulatory, tax and geopolitical conditions; amd

●	and other factors, including those set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended April 30, 2023 and subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements included in this report speak only as of the date each statement is made. Neither the Company nor any person undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

Item 3.02	Unregistered Sales of Equity Securities.

As previously disclosed on the Current Report on Form 8-K furnished with the SEC on September 9, 2020, the Company entered into a service agreement dated September 7, 2020 (the “YK Employment Agreement”) with Yonah Kalfa, the Company’s chief innovation officer and a member of the Company’s board of directors. Pursuant to Sections 2.1(a) and 2.1(b) of the YK Employment Agreement, the Company owed Mr. Kalfa $1,137,000 in salary (the “Salary Compensation”) through January 31, 2024.

The Company was unable to pay Mr. Kalfa any of the compensation in cash and, given Mr. Kalfa’s extraordinary contribution to the Company, pursuant to Section 2.1(b) of the YK Employment Agreement, the Company agreed to pay $1 million of the $1.137 million owed (with Mr. Kalfa waiving the right to receive the $137,000 balance) via an issuance of shares of Common Stock as memorialized by that certain Deferred Payment Conversion Agreement with Mr. Kalfa, dated January 20, 2024 (the “2024 Agreement”). The 2024 Agreement sets forth the price per share of the shares to be issued ($0.187), the number of shares to be issued using that price (5,347,594), and the amount due to Mr. Kalfa through January 31, 2024.

Due to administrative delays, the Company did not issue the shares in January. Rather, on March 15, 2024, the Company issued 4,405,287 shares of Common Stock. This is the amount of stock owed for a $1 million payment at a conversion price of $0.227, which was the closing price of the Common Stock on March 13, 2024 (and a higher price than the closing price on March 14, 2024).

No shareholder approval was required for the issuance of the 4,405,287 shares because it was less than 20% of the number of the Company’s outstanding shares of Common Stock as of March 14, 2024 and was issued at a price per share ($0.227) above the Minimum Price as defined under Nasdaq Listing Rule 5635(d).

The Company will seek shareholder approval, pursuant to Nasdaq Listing Rule 5635(c), to issue the balance of 942,307 shares (5,347,594 minus 4,405,287) to Mr. Kalfa.

The shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering.

The foregoing description of the terms of the Service Agreement with Yonah Kalfa and Deferred Payment Conversion Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Service Agreement and Deferred Compensation Agreement filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth under Item 3.02 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this report.

Exhibit No.	Description
10.1	Share Purchase Agreement by and between the Company, Hongyu Zhou, and Yuanyu Enterprise Management Co., Limited, dated March 18, 2024
10.2	Share Exchange Agreement by and between the Company, Hongyu Zhou, and Yuanyu Enterprise Management Co., Limited, dated March 18, 2024
10.3	Service Agreement with Yonah Kalfa dated September 7, 2020 (incorporated by reference to the Company’s Current Report on Form 8-K on September 9, 2020)
10.4	Deferred Payment Conversion Agreement
99.1	Press Release, dated March 21, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Connexa Sports Technologies Inc.
a Delaware corporation

Dated: March 21, 2024	By:	/s/ Mike Ballardie
Mike Ballardie
Chief Executive Officer